SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2006

LITHIUM TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10446	13-3411148
(State or Other Jurisdiction of Incorporation or Organization )	(Commission File Number)	(IRS Employer Identification No.)

5115 Campus Drive, Plymouth Meeting, PA	19462
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 940-6090

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As of May 31, 2006, pending the completion of the audit of the Company’s financial statements for the year ended December 31, 2005, the OTC Bulletin Board (“OTCBB”) will temporarily cease quoting the Company’s shares on the OTCBB. The Company’s common stock will continue to be quoted through various market makers on the Pink Sheets Electronic Quotation Service published by the National Quotation Bureau under the symbol “LTHU”.

On May 31, 2006 the Company issued the following press release relating to this matter:

“OTC Bulletin Board to Temporarily Cease Quoting Lithium Technology Stock Pending Completion of Audit – Stock to Continue to be Quoted by The National Quotation Bureau on Pink Sheets

PLYMOUTH MEETING, Pa., May 31, 2006 – Lithium Technology Corporation (“LTC”) (OTC Bulletin Board: LTHUE), a manufacturer of large format rechargeable lithium-ion batteries, announced today that the OTC Bulletin Board (“OTCBB”) will temporarily cease quoting LTC shares on the OTCBB as of May 31, 2006 pending the completion of the audit of the Company’s financial statements for the year ended December 31, 2005. LTC’s common stock will continue to be quoted through various market makers on the Pink Sheets Electronic Quotation Service published by the National Quotation Bureau under the symbol “LTHU”. The Pink Sheets is a centralized quotation service that collects and publishes market maker quotations of securities. Quoted stocks on the Pink Sheets are available on www.pinksheets.com and www.OTCquote.com.

The Company has filed with the SEC financial statements for the year ended December 31, 2005 which have not yet been audited by the Company’s independent public accountant. The Company has also filed with the SEC quarterly financial statements for the quarter ended March 31, 2006 which have not yet been reviewed by the Company’s independent public accountant.

The Company’s auditors notified the Company in connection with the preparation of the Company’s 2005 audited financial statements that they were evaluating all of the debt financings conducted by the Company during the prior twenty-four months as a result of evolving interpretations of the accounting rules relating to various convertible debt instruments, which include embedded conversion options and warrants. The Company has been working with a number of professional accounting firms in an effort to expedite and assist the auditors in connection with their review of these financing transactions. Upon completion of the audit and review of the Company’s financial statements, LTC intends to promptly file such financials with the SEC. Upon such filing, the Company’s stock will again be eligible for quotation on the OTCBB.

For the fiscal year ended December 31, 2005, the Company reported unaudited revenues of approximately $1.8 million as compared to audited revenues of $766,000 for the comparable fiscal period in 2004 or an increase of 135%. For the fiscal quarter ended March 31, 2006, the Company reported revenues of $525,000 as compared to revenues of $142,000 for the comparable fiscal period in 2005 or an increase of 270%.

The Company’s Chairman, Mr. Harry van Andel, stated today in connection with these developments, “While the Company continues to incur substantial losses, we are encouraged by the strong growth in revenues over the past five fiscal quarters and we believe this revenue growth reflects the growing commercial acceptance of the Company’s line of products in all of its market segments.” Mr. van Andel further stated, “While I am disappointed that we have not completed these financial statements as of today, we have the necessary working capital to continue our current business strategy.”

The Company noted the following other developments as recently disclosed in its periodic filings:

During the first quarter of 2006, GAIA received a $1,000,000 order for the development of lithium-ion batteries for a solar energy storage system. The initial payment of the $1,000,000 is for the first phase of a $5,000,000 milestone based development program which we expect to complete over the next two to three years.

During the past two years we have contracted to provide power supplies for underwater propulsion of non-nuclear, manned submarines; for a fleet of lighter than air communication “stratellites”; for numerous unmanned surveillance vehicles (air, land, and underwater based); for surface to air missiles; for standby power applications; for renewable energy generation sources (windmills); and for hybrid electric vehicles (known as HEVs) for military and civilian uses.

We have spent nearly $82 million advancing our technologies, and we are now in a position to manufacture and sell highly reliable, cost-effective advanced lithium-ion rechargeable batteries to our target market segments, to further develop our technology, and to license out our technology.

We continue to engage in high tech Small Business Innovative Research Contracts (SBIRs). We currently have SBIR contracts or sub-contracts in place which are expected to generate revenues in 2006 of approximately $1.4 million in the aggregate. We have continued our collaborative relationships for the development of the next generation cathode materials. We are a subcontractor on a US Army Tank-Automotive Research, Development and Engineering Center (known as TARDEC) work directive for ‘Future Combat Systems Manned Ground Vehicle HEV’ and a NASA contract for ‘Advanced Batteries for Space’. We are a subcontractor to a builder of unmanned underwater vehicles on a contract for Advanced Pressure Tolerant Batteries. We are also working on SBIR contracts for ‘Lithium Batteries for Strategic Missile Flight Testing’ and Advanced Lithium Ion Battery Manufacturing. We plan to continue to bid on new SBIR contracts and commercial contracts going forward.

Outside the U.S., we entered into a development contract for large submarine batteries from Thyssen-Krupp, the world’s largest builder of diesel-electric submarines. We also entered into a contract for the development of a battery for a small submarine for the Navy of a friendly nation. During the fourth quarter of 2005, we received orders within our operation in Germany for several large batteries to be used in military applications.

During the first quarter of 2006, GAIA delivered a lithium-ion battery for a hybrid vehicle that is being developed by UK based automotive technology specialists Zytek Systems as part of the

Energy Saving Trust’s Ultra-Low Carbon Car Challenge (known as ULCCC). In March 2005, Zytek was awarded grant funding from the Energy Saving Trust for the second phase of their ULCCC project to develop a new high efficiency, dual mode hybrid vehicle. The vehicle is based on the new Smart forfour and will utilize a hybrid power train based on 1500cc, 3-cylinder turbo charged diesel engine coupled to two high-efficiency permanent-magnet electric motors. Zytek has ordered three lithium-ion batteries each with output of 288 volts, a capacity of 7.5 amp hours (or about 2.2 kilowatt hours of energy) and with a capability to deliver 25 kilowatts of power. These batteries can be charged by either the internal combustible engine, by regenerative breaking, or by household mains (plug-in hybrid), and will have a modest all-electric range. The first battery has been installed in the vehicle and road tests will commence shortly. The remaining two batteries will be delivered in June 2006. LTC, together with Zytek and I+ME, have jointly developed an improved version of the Battery Management System to include additional safety features and to control the charging of the battery from the mains. The Battery Management System will also communicate with the vehicles energy management system for better efficiency and control.

In the stationary power market we executed a contract with Exide Batteries to develop and market a “rack-mounted” lithium ion battery for critical Universal Power Supply applications. In addition, we supplied prototype batteries for backup control systems for wind generators in Europe.

About LTC:

Lithium Technology Corporation is a manufacturer of large format rechargeable lithium-ion batteries, custom engineered for military, automotive and industrial applications. LTC customers include top tier contractors to the military and suppliers to industrial concerns requiring safe, durable, high power rechargeable power supplies for their applications and the development of new technology.

LTC manufactures the GAIA® product line of large, high power hermetically sealed rechargeable lithium-ion cells and batteries. The Company’s product portfolio includes large cells and batteries from 10 times the capacity of a standard laptop computer battery to 100,000 times greater. LTC produces high power cells designed for HEVs and military applications that can discharge hundreds of amps in times as short as a few minutes, and high capacity cells for applications such as back-up power and remote standby installations. Cells are manufactured in both cylindrical and flat form and employ propriety extrusion, design and assembly technology. LTC manufactures a variety of standard cells that are assembled into custom large batteries complete with electronics (battery management systems) and electronics to communicate with other components of the system for performance monitoring.

For additional information on the Company’s technology and products, please visit www.lithiumtech.com or www.gaia-akku.com.

Safe Harbor for Forward-looking Statements:

The foregoing contains “forward-looking statements,” which are based on management’s beliefs, as well as on a number of assumptions concerning future events and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside LTC’s control that could cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please see LTC’s filings with the Securities and Exchange Commission. LTC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT; Amir Elbaz of Lithium Technology Corporation, +1-610-940-6090”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 31, 2006

LITHIUM TECHNOLOGY CORPORATION (Registrant)

By:	/s/ Andrew J. Manning
Name:	Andrew J. Manning
Title:	President & Chief Operating Officer